Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS orange county SAN DIEGO SCOTTSDALE SILICON VALLEY WASHINGTON, D.c.

June 4, 2026

Aethlon Medical, Inc.

11555 Sorrento Valley Road

Suite 203

San Diego, CA 92121

Re:	Aethlon Medical, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with (i) its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) the base prospectus dated January 2, 2026 that covers the offering and sale by the Company of up to $15,000,000 in the aggregate of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time in one or more offerings (the “Base Prospectus”), (iii) the prospectus supplement dated January 2, 2026 (the “Prospectus Supplement”), and (iv) Amendment No. 1 to the Prospectus Supplement, dated June 4, 2026 relating to the offering by the Company of up to $542,716 of the Company’s Common Stock that may be issued and sold under an at the market offering agreement from time to time (the “Amendment” and together with the Prospectus Supplement and Base Prospectus, the “Prospectus”), pursuant to that certain At the Market Offering Agreement dated March 24, 2022 and as amended on December 19, 2025 by and between H.C. Wainwright & Co. LLC (the “ATM Agreement”). The current aggregate maximum of $2,392,173 of Common Stock that may be offered, and sold under the Prospectus Supplement and Amendment is included in the $15,000,000 of securities that may be offered, issued and sold by the Company under the Base Prospectus.

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We refer to the Common Stock in the Registration Statement collectively as the “Securities” or individually as a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.	the Registration Statement;

2.	the Base Prospectus contained in the Registration Statement;

3.	the Prospectus Supplement contained in the Registration Statement;

4.	Amendment No. 1 to the Prospectus Supplement;

5.	the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada, as amended, changed, and corrected, and as presently in effect (the “Company’s Articles of Incorporation”);

6.	the Amended and Restated Bylaws of the Company, as amended and as presently in effect (the “Company’s Bylaws” and, together with the Company’s Articles of Incorporation, the “Organizational Documents”); and

7.	Resolutions adopted by the Board of Directors of the Company, authorizing and approving the Registration Statement, the registration of the Securities for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

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In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded; (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law; (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly authorized by all necessary corporate action of the Company, including, without limitation, authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, if necessary, the Company’s stockholders, in conformity with the applicable Organizational Documents, as in effect at such time, and applicable law, delivery and performance of the Securities and any related documentation referred to in paragraph 1 below shall have been duly completed and shall remain in full force and effect); (iv) upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock, as applicable, that the Company is then authorized to issue under the Company’s Articles of Incorporation; (v) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable Prospectus Supplement; and (vi) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock registered pursuant to the Registration Statement, when the issuance of such shares has been duly authorized by all necessary corporate action of the Company and certificates representing such shares of Common Stock have been duly executed, issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors for the consideration provided for therein (which consideration, on a per share basis, is not less than the par value of the Common Stock). In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

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The opinions expressed herein are limited to (i) the Nevada Revised Statutes and (ii) those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Nevada, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the company of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

Procopio, Cory, Hargreaves & Savitch LLP

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